1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3 www.ithmines.com

NR13-07	July 23, 2013

International Tower Hill Mines Announces
Livengood Gold Project Feasibility Study Results

Vancouver, British Columbia, July 23, 2013 – International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX: ITH) (NYSE-MKT: THM) today announced the results of a Feasibility Study (the “FS”) for its Livengood Gold Project (the “Project”) located near Fairbanks, Alaska. The FS evaluated a 100,000 ton per day project that would produce 8 million ounces of gold over 14 years. Using the trailing three year gold price of $1,500 per ounce, the project generates a minimal positive return. The Company continues to pursue opportunities as identified in the FS for potential cost reductions as well as scenarios which would require less initial capital expenditure. All dollar figures in this news release are stated in US Dollars.

A conference call to discuss the results of the FS will be held tomorrow morning at 8:30am ET, Wednesday, July 24, 2013. Call-in details are located at the end of this release.

“The results of the Feasibility Study confirm that the Livengood project is a large, well proven resource that can significantly benefit from economies of scale to generate good economic returns,” said Don Ewigleben, CEO of International Tower Hill Mines. “While the large project FS results are not economically robust in today’s gold market, the Livengood project remains a very significant gold deposit in one of the most favorable jurisdictions in the world. The Company is highly focused on advancing lower cost opportunities identified in the FS. The Company has also implemented numerous cost savings initiatives that will allow it to continue with the opportunities review and maintain the project well into 2015. We will also be maintaining the necessary environmental baseline activities to move the permitting process forward and maintain the integrity and usability of five years of data already compiled for any of the various production alternatives.”

FS Overview
The Company controls 100% of the Project with a mineral resource of 731 million Measured tonnes at an average grade of 0.61 g/tonne (14.4 million ounces at 0.3 g/tonne cut-off), 71 million Indicated tonnes at an average grade of 0.56 g/tonne (1.3 million ounces at 0.3 g/tonne cut-off) and 266 million Inferred tonnes at an average grade of 0.52 g/tonne (4.4 million ounces at 0.3 g/tonne cut-off).

The FS has converted a portion of these mineral resources into proven reserves of 434 million tonnes at an average grade of 0.69 g/tonne (9.6 million ounces) and probable reserves of 20 million tonnes at an average grade of 0.70 g/tonne (454,000 ounces). The mine plan provides sufficient ore to support an annual production rate of approximately 577,600 ounces over an estimated 14 year mine life.

Project Opportunities
The Company plans to continue to advance the Project within the limitations of its working capital on hand while safeguarding the asset for development in the future. As of June 30, 2013, the Company has approximately $19.9 million in cash. Discussions continue with several potential strategic partners with longer term development horizons for advancement of the Project.

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Project Location
The Livengood Gold Project is connected by an existing paved highway 70 miles northwest of the town of Fairbanks in Central Alaska. The Project is located in an active mining district that has been mined for gold since 1914. The State of Alaska land use plan designates mining as the primary surface use for the Livengood area.

Project Summary
The Project design is a conventional, owner-operated surface mine that will utilize large-scale mining equipment in a blast/load/haul operation. Ore is planned to be processed in a 100,000 ton per day comminution circuit consisting of a primary gyratory crusher, wet grinding in a single semi-autogenous (SAG) mill and two ball mills, followed by a gravity gold circuit and a conventional carbon in leach (CIL) circuit.

Infrastructure
The Project would include a lined tailings management facility, two water reservoirs, an administration office/shop/warehouse complex and a 440 person camp. The Project would also include construction of a 50 mile transmission line to the site from the existing grid power near Fairbanks, Alaska.

Environmental and Community Relations
Five continuous years of baseline environmental work continues to show that all aspects of the Project can be successfully and safely managed. The design of the tailings facility incorporates best practices including a lined rock fill structure with a lined tailings basin. The development team has had considerable experience working with Alaska’s large mine permitting process and has a proven and respected track record of developing projects safely and in an environmentally sound manner. The Project has already and will continue to provide local economic opportunities with local access to a highly skilled and available work force. The Company is also working with the town of Fairbanks and the nearby community of Minto to seek early input on the Project and to explore ways to maximize economic benefits to the local communities.

Results of the 100,000 Ton Per Day, Large Mine Feasibility Study include:

Summary of Feasibility Results
OPERATING METRICS
Mill Throughput	100,000	tons/day
Head Grade – LOM	0.69	g/tonne
Head Grade – Year 1-5	0.83	g/tonne
Gold Recovery	80.3%
Mine Life	14	years
Total Ounces Produced	8,086,400	Troy ounces
Average Annual Production – LOM	577,600	Troy ounces
Average Annual Production – Year 1-5	698,500	Troy ounces
Total Ore Processed	501	Million tons
Total Waste	720	Million tons
Annual Mining Rate	98	Million tons
Waste Rock to Mill Ore (tonnes) Ratio – Year 1-14	1.34:1	Waste to Ore
Low Grade Stockpile Maximum Size	93	Million tons

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FINANCIAL METRICS
CAPEX – Initial	2.790	$Billion
CAPEX – Sustaining	667	$Million
Reclamation & Closure	353	$Million
OPEX – Mining	1.67	$/ton material
OPEX – Processing	10.45	$/ton ore
OPEX – G&A	0.89	$/ton ore
OPEX - Operating Cost – LOM	1,030	$/Ounce
OPEX - Operating Cost – Year 1-5	885	$/Ounce
All-In Cost Pre-Tax (CAPEX+OPEX) - LOM	1,447	$/Ounce
All-In Cost Pre-Tax (CAPEX+OPEX) - Year 1-5	1,272	$/Ounce
All-In Cost After-Tax (CAPEX+OPEX) - LOM	1,474	$/Ounce
All-In Cost After-Tax (CAPEX+OPEX) - Year 1-5	1,292	$/Ounce

Gold Price Sensitivity Analysis
The following table shows the after-tax economics at various gold prices

Gold Price ($/Oz)	NPV 5% ($M)	IRR (%)	Payback (Years)
$1200	(1,835)	-16.1	N/A
$1300	(1,336)	-7.2	N/A
$1400	(854)	-1.9	N/A
$1500	(440)	1.7	10.8
$1600	(50)	4.6	8.8
$1700	336	7.3	7.2
$1800	723	9.7	6.1
$1900	1,109	12.0	5.2
$2000	1,493	14.1	4.6
$2100	1,869	16.1	4.2
$2200	2,219	17.8	3.8

Capital Costs
Key capital expenditures for initial and sustaining capital requirements are identified in the following table.

	$Million
	Initial	Sustaining
Process Facilities	$ 1,119	$ 26
Infrastructure Facilities	708	506
Power Supply	129	-
Mine Equipment	189	126
Mine Development	177	-
Other Owners Costs	166	9
Contingency	271	-
Subtotal Before Reclamation	2,758	667
Funding of Reclamation Trust Fund (1)	32	226
Total	$ 2,790	$ 893

Rounding of some figures may lead to minor discrepancies in totals.
(1) Includes initial funding, total $353 Million estimated costs. See operating cost table.

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Annual Gold Production
The chart below highlights the anticipated production schedule. Total life-of-mine production is anticipated to be 8,086,400 ounces. For the first five years, it is anticipated that average annual production would be 698,500 ounces.

Year	Mill Feed Grade (g/tonne)	Ounces Produced (000)
1	1.08	763.2
2	0.94	844.2
3	0.67	594.0
4	0.76	671.3
5	0.74	619.7
6	0.63	558.3
7	0.66	590.3
8	0.66	582.3
9	0.67	554.2
10	0.72	562.9
11	0.82	720.7
12	0.54	421.6
13	0.39	321.4
14	0.39	282.2
LOM	0.69	8,086.4

Rounding of some figures may lead to minor discrepancies in totals.

All-in Costs
The table below highlights the all-in operating cost of production over the life of the Project:

All-in Sustaining Cost of Production	$/Ounce	LOM ($Million)
On-Site Mine Operating Costs	$ 933	$ 7,543
Royalties	45	362
Third-Party Smelting, Refining and Transport Costs	9	75
Sub-Total	987	7,980
Reclamation & Remediation	43	353
Sub-Total Production Cost Before Capital	1,030	8,333
Capital Expenditures (initial and sustaining) (1)	416	3,367
All-In Costs – Pre-Tax	1,447	11,700
Mining and Income Taxes	27	220
All-In Costs – After-Tax	$ 1,474	$ 11,920

Rounding of some figures may lead to minor discrepancies in totals.
(1) Excludes $32M upfront funding included in reclamation and remediation above and $57M of recoverable initial stores inventory.

Project Mineral Reserves and Resources
The table below illustrates the reserve estimate for the Project, calculated at a gold price of $1,500 per ounce.

Rock Type	Tonnes 000’s	g Au/t	Au Ounces 000’s
RT4 Cambrian	58,247.3	0.639	1,196.6
RT5 Sunshine Upper Sediments	126,592.2	0.576	2,344.6
RT6 Upper Sediments	80,912.3	0.733	1,906.0
RT7 Lower Sediments-Bleached	51,020.0	0.772	1,266.3
RT8 Sunshine Volcanics	6,707.4	0.659	142.1
RT9 Volcanics	111,013.9	0.775	2,766.0
Proven Totals	434,493.0	0.689	9,621.5

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Rock Type	Tonnes 000’s	g Au/t	Au Ounces 000’s
RT4 Cambrian	5,129.8	0.720	118.7
RT5 Sunshine Upper Sediments	1,503.4	0.535	25.8
RT6 Upper Sediments	2,754.6	0.637	56.4
RT7 Lower Sediments-Bleached	4,005.3	0.726	9.5
RT8 Sunshine Volcanics	2,321.2	0.669	49.9
RT9 Volcanics	4,416.4	0.773	109.7
Probable Totals	20,130.8	0.702	454.0
RT4 Cambrian	63,377.1	0.645	1,315.2
RT5 Sunshine Upper Sediments	128,095.6	0.576	2,370.4
RT6 Upper Sediments	83,666.9	0.730	1,962.4
RT7 Lower Sediments-Bleached	55,025.3	0.769	1,359.8
RT8 Sunshine Volcanics	9,028.6	0.662	192.0
RT9 Volcanics	115,430.3	0.775	2,875.7
Proven + Probable Totals	454,623.8	0.689	10,075.6

Rounding of some figures may lead to minor discrepancies in totals.

The table below illustrates the updated mineral resource estimate for the Project.

Classification	Gold Cutoff (g/t)	Tonnes (Million)	Gold (g/t)	Gold Ounces (Million)
Measured	0.20	994	0.52	16.4
Indicated	0.20	112	0.45	1.6
Total M & I	0.20	1,106	0.51	18.0
Inferred	0.20	438	0.41	5.8
Measured	0.30	731	0.61	14.4
Indicated	0.30	71	0.56	1.3
Total M & I	0.30	802	0.61	15.7
Inferred	0.30	266	0.52	4.4
Measured	0.50	370	0.82	9.8
Indicated	0.50	31	0.80	0.8
Total M & I	0.50	401	0.82	10.6
Inferred	0.50	92	0.76	2.3
Measured	0.70	179	1.08	6.2
Indicated	0.70	13	1.09	0.5
Total M & I	0.70	192	1.08	6.7
Inferred	0.70	34	1.08	1.2

Mineral resources that are not mineral reserves do not have demonstrated economic viability. Mineral resource estimates do not account for mineability, selectivity, mining loss and dilution. These mineral resource estimates include inferred mineral resources that are normally considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. There is also no certainty that these inferred mineral resources will be converted to measured and indicated categories through further drilling, or into mineral reserves, once economic considerations are applied.

Metallurgy Recovery by Rock Type
The Company has completed extensive metallurgical test work on the five rock types that comprise 98% of the reserve. Recovery rates by rock type using gravity and carbon-in-leach recovery of gravity tail are shown in the table below:

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Rock Type	Gold Recovery %
RT4 Cambrian	84.2
RT5 Sunshine Upper Sediments	87.7
RT6 Upper Sediments	76.7
RT7 Lower Sediments-Bleached	58.5
RT9 Volcanics	84.8

Next Steps and Opportunities
The Company believes that mill throughput and production schedule optimization studies may provide opportunities to reduce project capital costs. A lower mill throughput may offer an opportunity to enhance mill head grades in early years by a more aggressive stockpile management strategy than is assumed in the FS.

The Company will also continue to advance environmental baseline work in support of future permitting in order to better position the Project for a construction decision when warranted by market conditions.

There is also opportunity to expand the mineable resource by increasing the in-pit resource, as additional drilling may improve the classification of the material contained within the pit. Additional drilling may expand the resource at depth and to the southwest, incorporating mineralized material below the current grade model. Multiple exploration targets have been identified and may increase the resource with additional exploration.

The Company has also identified several opportunities to improve the performance of the Project that warrant further study including verification of preliminary indications of a higher head grade, verify modeling to improve recovery through intensive cyanide leach of gravity concentrates, reducing reagent consumption and energy costs.

Detailed Report
A NI 43-101 Technical Report that summarizes the results of the FS will be filed on SEDAR at www.sedar.com within 45 days of this press release and will be available on the Company’s website www.ithmines.com at that time.

Qualified Persons
The FS was prepared by Samuel Engineering, Inc., AMEC Environment & Infrastructure, Inc. as well as others listed below. The detailed engineering design to estimate capital costs are within a +/- 15% accuracy. The scientific and technical data contained in this news release pertaining to the Project has been reviewed, verified and approved by the following Qualified Persons under NI 43-101 who consent to the inclusion of their names in this release.

Qualified Person	Company	Scope of Responsibility
Richard Kunter, Qualified Person (No. 01217QP Mining and Metallurgical Society of America)	Samuel Engineering	Process Engineering
Charlie Rehn, P.E. (Utah No. 7261612)	AMEC	Geotechnical Engineering
Mike Levy, P.E. (Colorado No. 40268)	SRK	Mine Slope Stability
Tim Carew, P. Geo. Association of Professional Engineers and Geoscientists of British Columbia (Professional Geoscientist 19706)	Reserva International	Resource Estimation
Neil Prenn, P.E. (Nevada No. 7844)	Mine Development Associates	Mining and Reserve Estimation
Chris Puchner, CPG (AIPG No. 07048)	Tower Hill Mines	Geology

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Conference Call Details
The Company will host a conference call at 8:30 am ET Wednesday, July 24, 2013 to discuss the FS. Mr. Don Ewigleben, President and CEO of International Tower Hill Mines, will chair the call. All interested parties can join the conference call by dialing 1-888-231-8191 or 647-427-7450. Please dial in 15 minutes prior to the call to secure a line. The conference call will be archived for replay until July 31, 2013 at midnight. To access the archived conference call, please dial 1-855-859-2056 or 416-849-0833 and enter the reservation code 17471473. This call will also be web-cast and can be accessed on the company’s events webpage.

Investor Relations Contacts for International Tower Hill Mines Ltd.

Michelle Stachnik, Manager, Investor Relations	Michael Moore, Investor Relations
International Tower Hill Mines	TMX Equicom
855-208-4642 Ext. 203	619-467-7067
mstachnik@ithmines.com	mmoore@tmxequicom.com

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. Information concerning mineral resource/reserve estimates and the economic analysis thereof contained in the feasibility study may also be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined. The likelihood of future mining at the Livengood Gold Project is subject to a large number of risks and will require achievement of a number of technical, economic and legal objectives, including obtaining necessary mining and construction permits, completion of further feasibility studies, preparation of all necessary engineering for workings and processing facilities as well as receipt of significant additional financing to fund these objectives as well as funding mine construction. Such funding may not be available to the Company on acceptable terms or on any terms at all. All statements, other than statements of historical fact, included herein, including statements with respect to the potential development of the Livengood Gold Project; the price of gold; the ability of the Company to implement cost reduction opportunities or alternative mine plans for the Livengood Gold Project; the timing for completion and anticipated release of additional studies for the Project; the potential for the Company to enter into arrangements with one or more strategic alliance partners and to thereby obtain further finding for the development of the Livengood Gold Project; business and financing plans; business trends and the attractiveness of the Company as a long-term investment are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, specific risks inherent in the mining business as well as general economic and business conditions, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, including the price of gold, the inability of the Company to enter into arrangements with strategic alliance partners to secure additional funding, or at all, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to reduce its costs sufficiently while at the same time maintaining essential environmental baseline activities to support the permitting process, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Information Form (10-K) filed with certain securities commissions in Canada and the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the technical reports filed with respect to the Company’s Livengood Gold Project.

Cautionary Note Regarding References to Resources and Reserves
National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource and reserve estimates contained in or incorporated by reference in this news release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 27, 2010 (the “CIM Standards”) as they may be amended from time to time by the CIM.

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United States shareholders are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.